SCHEDULE 14C
                               (Rule 14c-101)
               INFORMATION REQUIRED IN INFORMATION STATEMENT
                          SCHEDULE 14C INFORMATION
     Information Statement Pursuant to Section 14(c) of the Securities
                            Exchange Act of 1934

Check the appropriate box:

|X| Preliminary information statement    |_| Confidential, for use
    of the Commission only                   (as permitted by Rule 14c-5(d)(2))
|_| Definitive information statement



                           HARVEYS CASINO RESORTS
              (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

|_|      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1)   Title of each class of securities to which transaction applies:

         (2)   Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)   Proposed maximum aggregate value of transaction:

         (5)   Total fee paid:

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount previously paid:
         (2)  Form, Schedule or Registration Statement No.:
         (3)  Filing Party:
         (4)  Date Filed:


THIS PRELIMINARY INFORMATION STATEMENT HAS BEEN FILED WITH THE SECURITIES EXCHANGE COMMISSION IN ANTICIPATION OF CONTEMPLATED STOCKHOLDER ACTION ONLY. STOCKHOLDERS HAVE NOT EXECUTED THE REFERENCED WRITTEN CONSENT, AND ARE NOT LEGALLY BOUND TO DO SO.

                           HARVEYS CASINO RESORTS
                       Highway 50 & Stateline Avenue
                          Lake Tahoe, Nevada 89449
                  To the Holders of Harveys Casino Resorts
                           Class A Common Stock--
             ACTION TAKEN BY WRITTEN CONSENT OF STOCKHOLDERS:


         On April 24, 2001, Harveys Casino Resorts and some of its stockholders entered into a stock purchase agreement with Harrah's Entertainment, Inc. Pursuant to the stock purchase agreement, Harrah's has agreed to acquire for cash all of the issued and outstanding shares of capital stock of Harveys and all outstanding options to acquire shares of Harveys will be cancelled in exchange for cash. A copy of the stock purchase agreement is included in this information statement as Annex A.

         If the stock purchase is consummated, some employees of Harveys may be entitled to receive "change of control" benefits under option agreements and/or restricted stock agreements, employment agreements with Harveys, and/or Harveys' Change of Control Plan. These benefits are referred to herein as "change of control benefits."

         Some or all of these change of control benefits may be treated as "excess parachute payments" under the Internal Revenue Code. Parachute payments are benefits provided to an individual in connection with a change of control if the aggregate value of those benefits (including the value of the acceleration of benefits) equals or exceeds a threshold amount. If benefits received by an individual are considered parachute payments, a portion of the benefits received may be subject to a 20% excise tax, in addition to income taxes otherwise due.

         However, the Internal Revenue Code does provide for an exemption from this excise tax. If holders of more than 75% of the voting power of all outstanding stock of Harveys (not counting stock actually or constructively owned by any such employees) approve the payments of an individual's benefits, that individual will not be required to pay the excise tax. Each affected individual, however, must agree to waive his or her right to receive a portion of his or her benefits to the extent that stockholder approval is not obtained. On May __, 2001, each of the employees of Harveys entitled to receive change of control benefits as a result of the stock purchase agreed to such a waiver.

         This information statement is being sent to you to notify you that the payment of the change of control benefits has been approved by holders of more than 75% of the voting power of all outstanding stock of Harveys, as described above.

         On May __, 2001, Colony HCR Voteco, LLC, the record holder as of such date of 67,284 shares of Harveys Class A common stock, representing as of such date approximately 98% of the outstanding Class A common stock and voting power of Harveys, delivered to Harveys its written consent approving the payment of the change of control benefits. This approval will become effective 20 days after the date this information statement is first mailed to stockholders, and no additional approval by Harveys stockholders is required with respect to the payment of the change of control benefits.

         This information statement contains additional information about the change of control benefits and their treatment under the Internal Revenue Code. You are encouraged to read carefully the information contained in this information statement. Because the payment of the change of control benefits has been approved by the requisite stockholder vote, we are not calling a special meeting of our stockholders.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY WITH RESPECT TO THE MATTERS SET FORTH IN THIS INFORMATION STATEMENT.

Very truly yours,

Wade Hundley

Executive Vice President and Office of the
Chief Executive Officer


                  This information statement is dated May
              15, 2001 and was first mailed to stockholders on
                           or about May __, 2001

                           HARVEYS CASINO RESORTS
                       Highway 50 & Stateline Avenue
                          Lake Tahoe, Nevada 89449

                        ----------------------------

                   NOTICE OF ACTION TAKEN BY STOCKHOLDERS
                        ----------------------------

         NOTICE IS HEREBY GIVEN that on April 24, 2001, Harveys Casino
Resorts and some of its stockholders entered into a stock purchase agreement with Harrah's Entertainment, Inc. Pursuant to the stock purchase agreement, Harrah's has agreed to acquire for cash all of the issued and outstanding shares of capital stock of Harveys and all outstanding options to acquire shares of Harveys will be cancelled in exchange for cash. A copy of the stock purchase agreement is included in this information statement as Annex A.

         If the stock purchase is consummated, some employees of Harveys may be entitled to receive "change of control" benefits under option agreements and/or restricted stock agreements, employment agreements with Harveys, and/or Harveys' Change of Control Plan. These benefits are referred to herein as "change of control benefits."

         Some or all of these change of control benefits may be treated as "excess parachute payments" under the Internal Revenue Code. Parachute payments are benefits provided to an individual in connection with a change of control if the aggregate value of those benefits (including the value of the acceleration of benefits) equals or exceeds a threshold amount. If benefits received by an individual are considered parachute payments, a portion of the benefits received may be subject to a 20% excise tax, in addition to income taxes otherwise due.

         However, the Internal Revenue Code does provide for an exemption from this excise tax. If holders of more than 75% of the voting power of all outstanding stock of Harveys (not counting stock actually or constructively owned by any such employees) approve the payments of an individual's benefits, that individual will not be required to pay the excise tax. Each affected individual, however, must agree to waive his or her right to receive a portion of his or her benefits to the extent that stockholder approval is not obtained. On May __, 2001, each of the employees of Harveys entitled to receive change of control benefits as a result of the stock purchase agreed to such a waiver.

         This information statement is being sent to you to notify you that the payment of the change of control benefits has been approved by holders of more than 75% of the voting power of all outstanding stock of Harveys, as described above.

         On May __, 2001, Colony HCR Voteco, LLC, the record holder as of such date of 67,284 shares of Harveys Class A common stock, representing as of such date approximately 98% of the outstanding Class A common stock and voting power of Harveys, delivered to Harveys its written consent approving the payment of the change of control benefits. This approval will become effective 20 days after the date this information statement is first mailed to stockholders, and no additional approval by Harveys stockholders is required with respect to the payment of the change of control benefits.

         This information statement contains additional information about the change of control benefits and their treatment under the Internal Revenue Code. You are encouraged to read carefully the information contained in this information statement. Because the payment of the change of control benefits has been approved by the requisite stockholder vote, we are not calling a special meeting of our stockholders.

         Lake Tahoe, Nevada                          John J. McLaughlin
         May 15, 2001                                Corporate Secretary



                             TABLE OF CONTENTS


                                                                           PAGE

 FORWARD-LOOKING STATEMENTS...................................................2

 INTRODUCTION.................................................................3

 APPROVAL OF PARACHUTE PAYMENTS...............................................4

   The Change of Control Benefits.............................................4
   Parachute Payments.........................................................5
   Stockholder Approval Requirements..........................................6
 INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON....6

 SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS, MANAGEMENT AND DIRECTORS..........7

   Change of Control..........................................................7
 EXECUTIVE COMPENSATION.......................................................8

   Summary Compensation Table.................................................8
   Option Grants.............................................................10
   Option Exercises And Holdings.............................................10
   Supplemental Executive Retirement Plan....................................11
   Compensation Of Directors.................................................12
   Employment Contracts, Terms of Employment, and Change Of Control
    Arrangements.............................................................12
   Compensation Committee Interlocks And Insider Participation...............14
 WHERE YOU CAN FIND MORE INFORMATION.........................................15


STOCK PURCHASE AGREEMENT................................................ANNEX A


                         FORWARD-LOOKING STATEMENTS

         This information statement includes or incorporates by reference "forward-looking statements," as defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, with respect to Harveys' expectations or beliefs concerning future events, including statements about Harrah's acquisition of Harveys. These statements may be made directly in this information statement or may be made part of this information statement by reference to other documents filed with the Securities and Exchange Commission and may include statements for the period following the completion of the stock purchase. Words such as "believes," "expects," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements.

         These statements are based on management's current expectations and are subject to risks and uncertainties, some or all of which are not predictable or within Harveys' control, which could cause actual results to differ materially from expected results. These risks and uncertainties include, but are not limited to:

     o risks and uncertainties related to the ability of the parties to consummate the stock purchase,

     o risks and uncertainties related to the classification of change of control benefits as "parachute payments" under the U.S. tax laws, and

     o other risks as detailed from time to time in Harveys' filings with the Securities and Exchange Commission.

         All future written and verbal forward-looking statements attributable to Harveys or any of its affiliates or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. None of Harveys nor any of its affiliates undertakes any obligation, and each specifically declines any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference into this information statement might not occur.


THIS PRELIMINARY INFORMATION STATEMENT HAS BEEN FILED WITH THE SECURITIES EXCHANGE COMMISSION IN ANTICIPATION OF CONTEMPLATED STOCKHOLDER ACTION ONLY. STOCKHOLDERS HAVE NOT EXECUTED THE REFERENCED WRITTEN CONSENT, AND ARE NOT LEGALLY BOUND TO DO SO.

                                INTRODUCTION

         This information statement is being sent to you, as a Class A common stockholder of Harveys Casino Resorts, to inform you of an action taken by holders of Class A common stock on May __, 2001. As of the date of this information statement 67,876 shares of Harveys Class A common stock are issued and outstanding.

         Harveys and some of its stockholders are parties to a stock purchase agreement, dated as of April 24, 2001, with Harrah's Entertainment Inc. If the stock purchase is consummated, some employees of Harveys may be entitled to receive "change of control" benefits under option agreements and/or restricted stock agreements, employment agreements with Harveys, and/or Harveys' Change of Control Plan. These benefits are referred to herein as "change of control benefits."

         Some or all of these change of control benefits may be treated as "excess parachute payments" under the Internal Revenue Code. Parachute payments are benefits provided to an individual in connection with a change of control if the aggregate value of those benefits (including the value of the acceleration of benefits) equals or exceeds a threshold amount. If benefits received by an individual are considered parachute payments, a portion of the benefits received may be subject to a 20% excise tax, in addition to income taxes otherwise due.

         On May __, 2001, Colony HCR Voteco, LLC, the record holder as of such date of 67,284 shares of Harveys Class A common stock, representing as of such date approximately 98% of the outstanding Class A common stock and voting power of Harveys, delivered to Harveys its written consent approving the change of control benefits. This approval will become effective 20 days after the date this information statement is first mailed to stockholders, and no additional approval by Harveys stockholders is required with respect to the payment of the change of control benefits. The change of control benefits and their treatment of under the Internal Revenue Code is described below.

                       APPROVAL OF PARACHUTE PAYMENTS

The Change of Control Benefits

         Acceleration of Vesting and Cash Out of Stock Options. In accordance with Harveys' 1999 Omnibus Stock Incentive Plan and individual option and restricted stock agreements between Harveys and individuals listed below, all outstanding options to purchase shares of Harveys common stock held by these individuals will become fully vested and exercisable and all transfer restrictions applicable to restricted shares of Harveys common stock held by these individuals shall lapse prior to the closing of the stock purchase. The stock purchase agreement provides that all of the options, outstanding as of the closing of the stock purchase, to acquire Harveys common stock will be cancelled in exchange for cash. The following table lists those individuals subject to parachute payments under Section 280G, the grant date and number of unvested stock options and restricted shares, the total number of options and restricted shares awarded to such individual, and the exercise price of the unvested options.


                                                 Stock Options              Restricted Stock
                          ------------------------------------------------------------------------
                                                                          Total No. of  Unvested
                           Grant    Total No. of  Unvested     Exercise    Restricted   Restricted
        Optionee            Date      Options     Options     Price/Sh      Shares       Shares
        --------           ------     -------     -------     --------      ------       ------
Wade Hundley                12/1/00    28,280     28,280        $43.42       42,502       39,154
John J. McLaughlin           2/2/99    24,240     14,544        $20.06       18,180       15,756
                            5/26/00         0          0         N/A         12,928       12,928
Verne H. Welch               2/2/99     9,090      5,454        $20.06        9,090        7,878
                            5/26/00     4,040      2,424        $33.109       7,910        7,910
William R. Stephens          5/7/99     9,090      5,454        $20.06        9,090        7,878
                            5/26/00     3,030      1,818        $33.109       5,910        5,910
Gary D. Armentrout           2/2/99     9,090      5,454        $20.06        9,090        7,878
                            5/26/00     1,818      1,091        $33.109       2,380        2,380
Edward B. Barraco            2/2/99     9,090      5,454        $20.06        9,090        7,878
                            5/26/00     1,818      1,091        $33.109       2,380        2,380
James J. Rafferty            2/2/99     9,090      5,454        $20.06        9,090        7,878
                            5/26/00     2,626      1,576        $33.109       2,380        2,380
John R. Bellotti             2/2/99     9,090      5,454        $20.06        9,090        7,878
                            5/26/00     1,818      1,091        $33.109       2,380        2,380
Daniel J. Roy, Jr.           8/1/99     3,000      1,800        $20.06            0            0
                            5/26/00     9,090      5,454        $33.109      11,000       11,000

         The aggregate dollar amount of benefits to be received by these individuals as a result of acceleration of unvested options and lapse of transfer restrictions applicable to restricted stock cannot be determined until the consummation of the stock purchase because the consideration to be paid per share of Harveys common stock will not be determined until closing of the stock purchase.

         Benefits Under the Change of Control Plan and SERP. If the stock purchase is consummated, Verne H. Welch, William R. Stephens, Gary D. Armentrout, Edward B. Barraco, James J. Rafferty, John R. Bellotti and Daniel J. Roy, Jr. are entitled to benefits under the Harveys' Change of Control Plan. Under the Harveys Change of Control Plan, if a participant's employment is terminated as a result of a change of control or a participant's position has been restructured to involve demotion or other diminution of duties or responsibilities as a result of a change of control or a participant's compensation is materially reduced in anticipation of, or within two years after, a change of control, the participant would be entitled to receive (i) continuation of salary and core benefits (medical, dental, vision and life) for a period of twenty-four months, and (ii) a lump sum payout equal to the maximum of the sums payable for the year of termination under Harveys' Management Incentive Plan. Additionally, upon the occurrence of a change of control, the participants in Harveys' Supplemental Executive Retirement Plan would be entitled to receive the greater of his or her actual vesting plus twenty-four months, or five years, which would be payable in a present value lump sum payment upon termination of employment under the Change of Control Plan. The aggregate dollar amount of benefits to be received under the Harvey's Change of Control Plan cannot be determined until consummation of the stock purchase.

         Employment Agreements. Pursuant to their respective employment agreements with Harveys, Wade Hundley and John J. McLaughlin are entitled to receive benefits in the event of termination of employment. Under the employment agreement between Harveys and Mr. Hundley, effective as of December 1, 2000, if Mr. Hundley's employment is terminated by Harveys without cause (as defined in the agreement) or by Mr. Hundley for good reason (as defined in the agreement), Mr. Hundley is entitled to receive a lump sum payment in an amount equal to the lesser of (i) the sum of 200% of (x) his then base salary and (y) his deemed bonus of $100,000 on an annualized basis and (ii) the sum of (x) his base salary otherwise payable through the expiration of the employment term and (y) the product of his deemed bonus multiplied by the number of months remaining in his employment term. Mr. Hundley would also be entitled to continuation of the life, medical, dental, accidental death and dismemberment and prescription drug benefits provided to Mr. Hundley immediately prior to the termination for the severance period
(as defined in the agreement). Mr. Hundley's employment agreement is scheduled to expire on December 1, 2003. The aggregate dollar amount of benefits to be received under Mr. Hundley's employment agreement cannot be determined until consummation of the stock purchase.

         Under the employment agreement between Harveys and Mr. McLaughlin, dated as of February 2, 1999, as amended and restated April 28, 2000, and as further amended and restated February 1, 2001, if Mr. McLaughlin's employment is terminated by Harveys without cause (as defined in the agreement) or by Mr. McLaughlin for good reason (as defined in the agreement), Mr. McLaughlin is entitled to receive a lump sum payment in an amount equal to the sum of his then base salary and his annual target bonus increased by the applicable multiplier. The applicable multiplier is the lesser of (i) 2.0 and (ii) a fraction, the denominator of which is 12, and the numerator of which is the number of full plus partial (calculated by the day) months remaining in the term following the termination of employment, which numerator will be increased by the number of full plus partial (calculated by the day) months during any post-termination non-compete period elected by Harveys. Mr. McLaughlin also will be entitled to the benefits provided under his employment agreement for the severance period (as defined in the agreement). Mr. McLaughlin's employment agreement is scheduled to expire on February 2, 2004. The aggregate dollar amount of benefits to be received under Mr. McLaughlin's employment agreement cannot be determined until consummation of the stock purchase.

Parachute Payments

         Sections 280G and 4999 of the Internal Revenue Code provide for punitive tax treatment for payments that are classified as "excess parachute payments." The term "parachute payment" is generally defined by
Section 280G(b) and the related regulations to mean any payment that is in the nature of compensation, is made to or for the benefit of a "disqualified individual" (defined as any individual who is an employee, independent contractor, or other person who performs personal services for the paying corporation and who is an officer, stockholder, or highly-compensated individual) and is contingent on a change in the ownership or control of the paying corporation or on the change of ownership of a substantial portion of its assets. If the aggregate present value of all parachute payments to an individual equals or exceeds three times the individual's "base amount" (as described below), an excise tax of 20% will be imposed on all parachute payments to that individual that exceed one times the disqualified individual's base amount (an "excess parachute payment"), and the paying corporation would not be entitled to a compensation deduction with respect to the excess parachute payment. For purposes of the regulations under Section 280G, a disqualified individual's "base amount" is his or her average annualized compensation over the five years preceding the year in which the change in control occurs (or such lesser period as the person has been employed by the corporation).

         With respect to corporations, such as Harveys, for which no stock is readily tradeable on an established securities market or otherwise, payments that would otherwise constitute parachute payments will be excluded from the effects of the statute if they are approved in advance or ratified by the stockholders of the corporation in the manner described below. Because the change of control benefits payable to Wade Hundley, John
J. McLaughlin, Verne H. Welch, William R. Stephens, Gary D. Armentrout,
Edward B. Barraco, James J. Rafferty, John R. Bellotti, and Daniel J. Roy,
Jr. could equal or exceed three times his or her base amount, each of these individuals waived his or her right to receive any portion of the change in control benefits in excess of 2.99 times each such individual's base amount, subject to requisite stockholder approval of the payment of the change of control benefits payments, so as to avoid the possibility of the adverse tax consequences described above. Requisite stockholder approval of the benefits in excess of 2.99 times an affected individual's base amount would avoid the imposition of an excise tax on the change of control benefits received by such individuals and would preserve the full tax deduction to Harveys associated with such payments.

Stockholder Approval Requirements

         As of the date of this information statement 67,876 shares of Harveys Class A common stock are issued and outstanding. Under the terms of Harveys articles of incorporation and bylaws, a stockholder is entitled to one vote for each share of Class A common stock held of record.

         Section 280G(b)(5) of the Internal Revenue Code governs stockholder approval of parachute payments to avoid their being treated as "excess parachute payments" under Section 280G(b)(2). Under the provisions of Section 280G(b)(5) and the regulations thereunder, the change of control benefits must be approved by the affirmative vote of more than 75% of the outstanding shares of Harveys Class A common stock, excluding the shares of Class A common stock held by the affected individuals.

         On May __, 2001, Colony HCR Voteco, LLC, the record holder as of such date of 67,284 shares of Harveys Class A common stock, representing as of such date approximately 98% of the outstanding Class A common stock and voting power of Harveys, delivered to Harveys its written consent approving the change of control benefits.

         If the benefits in excess of 2.99 times each such individual's base amount had not been so approved, the aggregate change of control benefits payable to each affected individual would have been reduced to an amount of up to 2.99 times such individual's base amount.

 INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

         If the stock purchase is consummated, directors and officers of Harveys will be entitled to receive those change of control benefits described above under the caption "Approval of Parachute Payments." If the benefits in excess of 2.99 times each such individual's base amount had not been so approved, the aggregate change of control benefits payable to each individual entitled to such benefits would have been reduced to an amount of up to 2.99 times such individual's base amount.

         No director has informed Harveys in writing that he or she opposes the approval of the change of control payments described in this information statement.

    SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS, MANAGEMENT AND DIRECTORS

         The following table sets forth as of May 15, 2001, beneficial ownership of Harveys Class A common stock, Harveys' only class of voting securities, by (1) all persons who are beneficial owners of more than 5% of Harveys Class A common stock, (2) each director and officer of Harveys, and
(3) all directors and executive officers of Harveys, as a group. Except as otherwise indicated, Harveys believes that the beneficial owners of the Harveys Class A common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Unless otherwise indicated, the business address of each person listed below is Highway 50 and Stateline Avenue, P.O. Box 128, Lake Tahoe, Nevada 89449. As of May 15, 2001, there were 68,876 shares of Harveys Class A common stock outstanding.

                                              Number of shares of
                                                Class A common      Percent of
                                                    stock             Class A
                                                 beneficially         common
Name of beneficial owner                            owned             stock
------------------------                        --------------       --------

Colony HCR Voteco, LLC
     1999 Avenue of the Stars, Suite 1200
     Los Angeles, California 90067............       67,284             97.7%

Thomas J. Barrack, Jr. (1)
     1999 Avenue of the Stars, Suite 1200
     Los Angeles, California 90067............       67,284             97.7%

Wade Hundley .................................         *                  *

John J. McLaughlin (2)........................         *                  *

Gary D. Armentrout (2)........................         *                  *

William R. Stephens (2).......................         *                  *

Verne H. Welch, Jr. (2).......................         *                  *

All directors and executive officers as a
group (10 persons) (1),(2)....................       69,296              100%

* Less than one percent.

(1) Mr. Barrack is the manager and sole member of Colony HCR Voteco, and thereby may be deemed to have beneficial ownership of the Class A common stock owned of record by Colony HCR Voteco. Mr. Barrack disclaims beneficial ownership of such shares of Class A common stock.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes grants of options that are exercisable currently or within 60 days. Such options to acquire Class A common stock related to 96 shares, 44 shares, 48 shares, 52 shares and 420 shares in respect of Mr. McLaughlin, Mr. Armentrout, Mr. Stephens, Mr. Welch and all directors and executive officers as a group, respectively.

Change of Control

         As stated above, on April 24, 2001, Harveys entered into the stock purchase agreement. Pursuant to the stock purchase agreement, Harrah's Entertainment, Inc. has agreed to for cash all of the issued and outstanding shares of capital stock of Harveys and all outstanding options to acquire shares if Harveys will be cancelled in exchange for cash. Following the consummation of the stock purchase, Harveys will become a wholly owned subsidiary of Harrah's. The consummation of the stock purchase will result in a change in control of Harveys. A copy of the stock purchase agreement is included in this information statement as Annex A.

                           EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth the compensation earned by the Chief Executive Officer of Harveys and the other four most highly compensated executive officers of Harveys. The compensation set forth is for services rendered to Harveys in all capacities during the last three fiscal years ended November 30, 2000 (the five individuals are referred to in this report as the "named executive officers").


                         SUMMARY COMPENSATION TABLE


                       ANNUAL COMPENSATION                                       LONG-TERM AWARDS
                -----------------------------------       ---------------------------------------------------------------------
                               YEAR                                  RESTRICTED     SECURITIES                      ALL OTHER
NAME AND PRINCIPAL             ENDED                                   STOCK        UNDERLYING         LTIP        COMPENSATION
POSITION                    NOVEMBER 30,    SALARY($)   BONUS($)    AWARD($)(1)     OPTIONS(#)    PAYOUTS($)(2)       ($) (3)
------------------          ------------    ---------   --------    -----------     ----------    -------------    ------------
Charles W. Scharer(4) ....      2000        560,385     373,327      642,050           --              --            26,271
   President and Chief          1999        520,000     520,000      522,033         36,360        1,210,795         20,313
   Executive Officer            1998        467,500     448,800         --             --           118,034          17,400
   and Director

John J. McLaughlin .......      2000        328,808     156,309      428,033           --              --             5,100
   Senior Vice                  1999        294,077     222,358      348,022         24,240         392,744           4,800
   President,                   1998        250,000     179,250         --             --              --             4,800
   Chief Financial Officer,
   Treasurer and Secretary

Gary D. Armentrout .......      2000        242,885      92,031       78,799         1,818             --             5,100
   Senior Vice  President-      1999        240,000     129,600      174,011         9,090          354,475           4,800
   Business Development         1998        236,359     128,510         --             --              --             4,800
   and Government Relations

William R. Stephens.......      2000        243,849     138,491      195,674         3,030             --             6,368
   Senior Vice President        1999        112,308     109,200      174,011         9,090             --             1,385
   and General Manager--        1998          --           --           --             --              --               --
   Harveys Resort

Verne H. Welch, Jr. ......      2000        259,615      60,698      261,892         4,040             --            35,804
   Senior Vice President        1999        213,077     135,775      174,011         9,090          301,583          29,649
   and General Manager--        1998        201,194     125,931         --             --            45,422          25,331
   Harveys Casino Hotel

---------------

(1) The fiscal year 2000 restricted stock awards were calculated at $33.109 per share, the estimated fair market value of a share of Harveys common stock on the date of grant, June 1, 2000. The fiscal year 1999 awards were calculated at $19.1431 per share, the estimated fair market value of a share of Harveys common stock on the date of grant, February 2, 1999. The November 30, 2000 fiscal year-end aggregate holdings and the dollar value (calculated at $43.42 per share, the estimated fair market value of a share of Harveys common stock at November 30, 2000) were, respectively, in the case of Mr. Scharer, 46,662 shares and $2,026,064; in the case of Mr. McLaughlin, 31,108 shares and $1,350,709; in the case of Mr. Armentrout, 11,470 shares and $498,027; in the case of Mr. Stephens, 15,000 shares and $651,300; and, in the case of Mr. Welch, 17,000 shares and $738,140.

     The fiscal year 1999 awards vest as to 20% on each of the first five anniversaries of the date of grant, February 2, 1999 (May 7, 1999 for Mr. Stephens). The fiscal year 2000 awards vest as to 20% on each of the first five anniversaries of February 2, 1999. However, none of the fiscal year 2000 awards vest unless specified financial performance targets for Bluffs Run Casino are met for fiscal years ending November 30, 2001 and 2002 (the target for fiscal year 2000 was achieved). Further, all of the fiscal 2000 awards are subject to forfeiture if the required referendum on the continuation of gaming at pari-mutuel racetracks, to be decided by the voters of Pottawattamie County, Iowa in 2002, is not approved. In the event of a change in control of Harveys (including the stock purchase) 100% of the restricted stock vests in full. Additionally, in the event of a named executive officer's termination, any of the fiscal year 2000 awards that might have otherwise vested would be subject to special forfeiture provisions affecting either 1/3 or 2/3 of the vested shares, depending on the timing and circumstances of the termination. Under certain conditions, as the fiscal year 1999 and 2000 awards vest, the restricted shares may be canceled and an equivalent number of deemed shares created under a deferred compensation arrangement, under which Harveys may be obligated to the named executive officer for the fair market value of the deemed shares. With respect to the restricted stock awards granted to Mr. McLaughlin, in the event he is terminated without cause or he terminates his employment for good reason, the vesting of all or a portion of his restricted stock awards will be accelerated.

     In the event that Harveys distributed dividends to its stockholders, the named executive officers would be entitled to receive dividends on all of their restricted shares or be credited with a dividend equivalent on any deemed shares under their deferred compensation agreements.

(2) In fiscal year 1994, Harveys adopted a long-term incentive plan. On February 2, 1999, in connection with the acquisition of Harveys by Colony HCR Voteco and Colony Investors III, L. P. (the "Colony/Harveys merger"), the plan was terminated and each of the participants in the plan, including the named executive officers, each received a lump sum payment at maximum value.

(3) Amounts include Harveys 401(k) Plan contributions, payments of term life insurance premiums and above-market rate interest earned on deferred compensation. In fiscal 2000, Harveys 401(k) Plan contributions were $5,100 for each of Mr. Scharer, Mr. McLaughlin, Mr. Armentrout and Mr. Welch, and $5,562 for Mr. Stephens. In fiscal 2000, Harveys paid a premium of $1,300 on a term life insurance policy insuring the life of Mr. Scharer. In fiscal 2000, the above-market rate interest earned by Mr. Scharer, Mr. Stephens and Mr. Welch on deferred compensation amounted to $19,871, $806 and $30,704, respectively.

(4) Effective January 2, 2001, Mr. Scharer resigned as a member of the board of directors of Harveys and, effective January 31, 2001, Mr. Scharer resigned from his positions as President and Chief Executive Officer of Harveys and from all other positions and memberships with Harveys and its subsidiaries. (See--"Employment Contracts and Change of Control Arrangements" below).

Option Grants

         The tables below set forth information regarding options granted to the named executive officers during fiscal year 2000:



                     OPTION GRANTS IN LAST FISCAL YEAR


                                                                                   POTENTIAL REALIZABLE
                                                                                    VALUE AT ASSUMED ANNUAL
                                                                                            RATES OF
                                                                                    STOCK PRICE APPRECIATION
                                         INDIVIDUAL GRANTS                              FOR OPTION TERM
                             ---------------------------------------------------   -------------------------

                                             PERCENTAGE
                               NUMBER OF      OF TOTAL      PRICE       EXPIRATION
                                SHARES         OPTIONS     EXERCISE         DATE      5% ($)        10% ($)
                              UNDERLYING     GRANTED TO    ($/share)
                                OPTIONS     EMPLOYEES IN
NAME                            GRANTED      FISCAL YEAR

Charles W. Scharer........        --             --            --            --         --            --
John J. McLaughlin........        --             --            --            --         --            --
Gary D. Armentrout........       1,818          4.15         33.109      5/26/2010    37,855        95,931
William R. Stephens.......       3,030          6.91         33.109      5/26/2010    63,091       159,885
Verne H. Welch, Jr........       4,040          9.22         33.109      5/26/2010    84,121       213,180

         All options granted in fiscal year 2000 were granted with an exercise price of no less than fair market value on the date of grant. The 2000 option grants vest as to 20% of the underlying shares on each of the first five anniversaries of February 2, 1999, regardless of whether the optionee is employed by Harveys as of any such date. The 2000 option grants also are subject to special forfeiture provisions similar to the special forfeiture provisions applicable to the awards of restricted stock. In the event of a change in control of Harveys (including the stock purchase) prior to the optionee's termination of employment with Harveys, the 2000 option grants shall immediately vest and become exercisable as to 100% of the underlying shares. The term of the 2000 option grants are for ten years, unless earlier terminated. With respect to the option granted to Mr. McLaughlin in 2000, in the event he is terminated without cause or he terminates his employment for good reason, the vesting of his option will be accelerated.

Option Exercises And Holdings

         The table below sets forth information concerning the exercise of options during the fiscal year ended November 30, 2000 and unexercised options held at the end of the year by the named executive officers.


               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUE

                                                            NUMBER OF SHARES                   VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXPECTED OPTIONS            IN-THE-MONEY OPTIONS
                                                           AT FISCAL YEAR END                AT FISCAL YEAR END ($)(1)
                                                    ---------------------------------    ----------------------------------
                          SHARES
                         ACQUIRED
                            ON         AGGREGATE
                         EXERCISE        VALUE
NAME                        (#)        REALIZED     EXERCISABLE     UNEXERCISABLE        EXERCISABLE     UNEXERCISABLE

Charles W. Scharer(1).      --            --           7,274            29,086             $169,921        $679,449
John J. McLaughlin....      --            --           4,848            19,392             $113,249        $452,997
Gary D. Armentrout...       --            --           2,182             8,726             $ 46,222        $184,866
William R. Stephens...      --            --           2,424             9,696             $ 48,717        $194,868
Verne H. Welch, Jr. ..      --            --           2,626            10,504             $ 50,800        $203,199
---------------

(1) Options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the options. The estimated fair market value of a share of Harveys common stock at November 30, 2000 was calculated at $43.42 per share.


Supplemental Executive Retirement Plan

         The tables below set forth total benefits payable to executive employees, including some of the named executive officers, who participate in the Harveys Supplemental Executive Retirement Plan. Amounts shown represent the aggregate amounts to which participating employees are entitled under the Supplemental Executive Retirement Plan.


     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN TABLE (SEVEN YEAR VESTING)


AVERAGE BASE COMPENSATION FOR FINAL   ESTIMATED VESTED ANNUAL BENEFITS AT AGE 65 FOR REPRESENTATIVE
FIVE YEARS                            YEARS OF SERVICE($)


                                            3           4          5           6           7

125,000..............................    12,500      25,000      37,500      50,000      62,500
150,000..............................    15,000      30,000      45,000      60,000      75,000
175,000..............................    17,500      35,000      52,500      70,000      87,500
200,000..............................    20,000      40,000      60,000      80,000     100,000
225,000..............................    22,500      45,000      67,500      90,000     112,500
250,000..............................    25,000      50,000      75,000     100,000     125,000
300,000..............................    30,000      60,000      90,000     120,000     150,000
400,000..............................    40,000      80,000     120,000     160,000     200,000
450,000..............................    45,000      90,000     135,000     180,000     225,000
500,000..............................    50,000     100,000     150,000     200,000     250,000



                          SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN TABLE (20 YEAR VESTING)


AVERAGE BASE COMPENSATION FOR FINAL FIVE    ESTIMATED VESTED ANNUAL BENEFITS AT AGE 65 FOR REPRESENTATIVE YEARS
YEARS ($)                                   OF SERVICE ($)

                                                 5                10                  15                20

125,000....................................    15,625           31,250              46,875            62,500
150,000....................................    18,750           37,500              56,250            75,000
175,000....................................    21,875           43,750              65,625            87,500
200,000....................................    25,000           50,000              75,000            100,000
225,000....................................    28,125           56,250              84,375            112,500
250,000....................................    31,250           62,500              93,750            125,000
300,000....................................    37,500           75,000             112,500            150,000
400,000....................................    50,000          100,000             150,000            200,000
450,000....................................    56,250          112,500             168,750            225,000
500,000....................................    62,500          125,000             187,500            250,000

         Plan benefits are based on a percentage of average base compensation earned during the participant's last five years of service without regard to years of service. Base compensation is the participant's annual salary (but not bonuses or incentive compensation), which is the same as compensation depicted as salary in the Summary Compensation Table. Benefits are generally computed as a straight-line annuity, and are not subject to any deduction for social security benefits. Participants are entitled to receive benefits upon attaining age 65 and having become vested. Participants do not become fully vested simply upon attainment of age 65. The seven year vesting plan presently covers approximately 19 current or former executive employees. The 20-year vesting plan, for those who began participation after October 1, 1994, covers approximately eight executive employees. Participants in the 7-year vesting plan become 20% vested after having accumulated at least three years of service with Harveys and vesting continues in 20% increments each year thereafter, with 100% vesting occurring upon completion of seven years of service. Participants in the 20-year vesting plan become 25% vested after having accumulated at least five years of service with Harveys and vesting continues in 5% increments each year thereafter, with 100% vesting occurring upon completion of 20 years of service. Amounts shown for 7 years or 20 years of service in the respective tables above represent the maximum annual payments a participant may receive. Benefits under the Supplemental Executive Retirement Plan are payable for a period of 15 years.

         Prior to the Colony/Harveys merger, Mr. Scharer was fully vested under the terms of the 7-year vesting plan, and Mr. McLaughlin had approximately three years of credited service under the terms of the 20-year vesting plan. Upon consummation of the Colony/Harveys merger, the rights of Mr. Scharer and Mr. McLaughlin to participate in the Supplemental Executive Retirement Plan were terminated, and they received lump sum payments in connection therewith.

         Mr. Welch is fully vested under the terms of the 7-year vesting plan, and Mr. Armentrout and Mr. Stephens have approximately five and one-half years and one and one-half years, respectively, of credited service under the 20-year vesting plan.

Compensation Of Directors

         Currently, members of our board of directors do not receive any compensation for their services as members of our board or any committee thereof.

Employment Contracts, Terms of Employment, and Change Of Control Arrangements

Employment Contracts

         Mr. Scharer--On January 4, 2001, Mr. Scharer and Harveys entered into a separation agreement whereby Mr. Scharer resigned from his positions as President and Chief Executive Officer of Harveys and from all other positions and memberships with Harveys and its subsidiaries, all effective January 31, 2001. Mr. Scharer had previously resigned as a member of the board of directors of Harveys, effective January 2, 2001.

         Under the terms of the severance agreement and the amended and restated employment contract, Mr. Scharer received: (i) a lump sum payment, equal to twice his base salary and annual target bonus, (ii) a special retention bonus payment, (iii) a lump sum payment in satisfaction of amounts due as the result of the termination of his participation in a supplemental executive retirement plan at the time of the Colony/Harveys merger and subject to a deferred compensation agreement, (iv) all accrued and unpaid base salary at the time of his termination, and (v) payments under a non-qualified deferred compensation plan.

         Additionally, Mr. Scharer is entitled to receive annual payments, beginning in 2002, not to exceed $1.0 million, plus interest at the annual rate of 12%, in exchange for 80% of the restricted stock awards and stock options granted to Mr. Scharer pursuant to a 1999 award agreement (the remaining 20% to be canceled without payment), and in exchange for 80% of the restricted incentive stock awards granted to Mr. Scharer pursuant to a 2000 award agreement (the remaining 20% to be canceled without payment), provided that the performance criteria set out in the 2000 award agreement are met and the referendum on the continuation of gaming at pari-mutuel racetracks is passed by the voters of Pottawattamie County, Iowa in 2002.

         Mr. Scharer is entitled to the continuation of his benefits, as defined in the amended and restated employment contract, for the two year period following his termination.

         Mr. McLaughlin--John J. McLaughlin and Harveys entered into an employment contract at the effective time of the Colony/Harveys merger, February 2, 1999. On that date, Mr. McLaughlin was also appointed Secretary of Harveys. In contemplation of the Harveys proposed acquisition of Pinnacle Entertainment, Inc. (the "Harveys/Pinnacle Merger"), Mr. McLaughlin and Harveys entered into an amended and restated employment contract, on April 28, 2000, which was further amended and restated on February 1, 2001. Mr. McLaughlin serves as Senior Vice President, Chief Financial Officer and Treasurer/Office of the Chief Executive Officer under the new employment contract with Harveys. Mr. McLaughlin also continues to serve as Secretary of Harveys. The term of the new contract terminates on February 2, 2004; provided that the term will be automatically extended for one-year periods unless prior written notice not to extend the term is provided at least six months prior to the expiration of the term. The new contract provides that Mr. McLaughlin's maximum annual bonus will not be less than $165,000. In February 2001, Mr. McLaughlin received a retention bonus of $250,000 upon the abandonment of the Harveys/Pinnacle merger. The contract is terminable at any time (upon 30 days' prior written notice) by Mr. McLaughlin or Harveys. If Mr. McLaughlin's employment is terminated by Harveys without cause, (as defined in the agreement) or by Mr. McLaughlin for good reason (as defined in the agreement), Mr. McLaughlin is entitled to receive a lump sum payment in an amount equal to the sum of his then base salary and his annual target bonus increased by the applicable multiplier. The applicable multiplier is the lesser of (i) 1.5 (2.0 for such a termination in connection with a change of control) and (ii) a fraction, the denominator of which is 12, and the numerator of which is the number of full plus partial (calculated by the day) month remaining in the term following the termination of employment, which numerator will be increased by the number of full plus partial (calculated by the day) months during amy post-termination non-compete period elected by Harveys. Mr. McLaughlin also will be entitled to the benefits provided under his employment for the severance period (as defined in the agreement). In fiscal year 2000, Harveys also granted to Mr. McLaughlin a restricted stock award consisting of 130 shares of Class A common stock and 12,798 shares of Class B common stock, subject in all respects to the Harveys 1999 Omnibus Stock Incentive Plan, a restricted stock agreement between Mr. McLaughlin and Harveys dated May 26, 2000 and a stockholders agreement dated February 2, 1999 among Harveys, Colony HCR Voteco, Colony Investors III and certain other security holders of Harveys.

         Mr. Hundley--Wade Hundley serves as Executive Vice President under an employment agreement with Harveys effective as of December 1, 2000. The term of the agreement runs through December 1, 2003; provided that the term will be automatically extended for one-year periods unless prior written notice not to extend the term is provided at least six months prior to the expiration of the term. Mr. Hundley's annual salary established by the contract is $400,000, subject to annual review. As an inducement to employment, Mr. Hundley is entitled to (i) be paid a cash payment of $125,000 on January 2, 2001, (ii) a grant of 73 shares of Class A common stock and 7,293 shares of Class B Common Stock, free of all restrictions other than restrictions imposed by the stockholder agreement dated February 2, 1999, among Harveys, Colony HCR Voteco, Colony Investors III and certain other security holders of Harveys and (iii) a special restricted stock award consisting of 60 shares of Class A common stock and 5,967 shares of Class B Common Stock, which shall vest as to 55.56% of the shares on February 2, 2001 and as to the remaining 44.44% of the shares on February 2, 2002. Mr. Hundley is also entitled to an interest bearing loan from Harveys to pay the taxes in connection with his stock grant and special restricted stock award. The contract is terminable at any time (upon 30 days' prior written notice) by Mr. Hundley or Harveys. If the contract is terminated by Harveys without cause or by Mr. Hundley for good reason, Mr. Hundley is entitled to receive a lump sum payment in an amount equal to the lesser of (i) the sum of 200% of (x) his then base salary and (y) his deemed bonus of $100,000 on an annualized basis and (ii) the sum of (x) his base salary otherwise payable through the expiration of the employment term and (y) the product of his deemed bonus multiplied by the number of months remaining in his employment term, as well as partial acceleration of vesting with respect to Mr. Hundley's option grant and the first restricted stock award (see below) and certain other benefits for a period following termination (of at least two years). Pursuant to the contract, Harveys granted to Mr. Hundley (i) two restricted stock awards, the first consisting of 210 shares of Class A common stock and 21,000 shares of Class B common stock and the second consisting of 151 shares of Class A common stock and 15,114 shares of Class B common stock and (ii) an option to purchase 280 shares of Class A common stock and 28,000 shares of Class B Common Stock, each subject in all respects to the Harveys 1999 Omnibus Stock Incentive Plan. The first restricted stock award and the option vests as to 20% of the shares per year and the second restricted stock award vests upon attainment of certain financial performance targets. In the event of a change in control of Harveys, Mr. Hundley's option grant shall immediately vest and become fully exercisable. Both the restricted stock awards and the option grant are subject to additional forfeiture provisions.

         Mr. Armentrout--Gary D. Armentrout serves as Senior Vice
President, Business Development and Government Relations under an employment agreement with Harveys effective as of June 30, 2000. The term of the agreement runs through June 30, 2001. The agreement is terminable at any time (upon 30 days notice) by Harveys. If the agreement is terminated by Harveys without cause, Mr. Armentrout is entitled to receive the full value of his salary and other benefits for the remainder of the agreement term. In fiscal year 2000, Harveys also granted to Mr. Armentrout a restricted stock award consisting of 24 shares of Class A common stock and 2,356 shares of Class B common stock and a stock option to purchase 18 additional shares of Class A common stock and 1,800 additional shares of Class B common stock, each at a price of $33.109 per share, subject in all respects to the Harveys 1999 Omnibus Incentive Plan, a stock option and restricted stock agreement between Mr. Armentrout and Harveys dated May 26, 2000 and a stockholders agreement dated February 2, 1999 among Harveys, Colony HCR Voteco, Colony Investors III and certain other security holders of Harveys.

         Mr. Stephens--William R. Stephens serves as Senior Vice President and General Manager-Harveys Resort under an employment agreement with Harveys effective as of May 7, 1999 and extending through May 6, 2001. The agreement is terminable at any time (upon 30 days notice) by Mr. Stephens or Harveys. If the agreement is terminated by Harveys without cause, Mr. Stephens is entitled to receive the full value of his salary and other benefits for the lesser of (i) the remainder of the agreement term or (ii) twelve months. In fiscal year 2000, Harveys also granted to Mr. Stephens a restricted stock award consisting of 59 shares of Class A common stock and 5,851 shares of Class B common stock and a stock option to purchase 30 additional shares of Class A common stock and 3,000 additional shares of Class B common stock, each at a price of $33.109 per share, subject in all respects to the Harveys 1999 Omnibus Incentive Plan, a stock option and restricted stock agreement between Mr. Stephens and Harveys dated May 26, 2000 and a stockholders agreement dated February 2, 1999 among Harveys, Colony HCR Voteco, Colony Investors III and certain other security holders of Harveys.

         Mr. Welch--Verne H. Welch, Jr. serves as Senior Vice President and General Manager-Harveys Casino Hotel under an employment agreement with Harveys effective as of July 1, 1999. The term of the agreement runs through June 30, 2001. The agreement is terminable at any time (upon 30 days notice) by Mr. Welch or Harveys. If the agreement is terminated by Harveys without cause, Mr. Welch is entitled to receive the full value of his salary and other benefits for the lesser of (i) the remainder of the agreement term or (ii) twelve months. In fiscal year 2000, Harveys also granted to Mr. Welch a restricted stock award consisting of 79 shares of Class A common stock and 7,831 shares of Class B common stock and a stock option to purchase 40 additional shares of Class A common stock and 4,000 additional shares of Class B common stock, each at a price of $33.109 per share, subject in all respects to the Harveys 1999 Omnibus Incentive Plan, a stock option and restricted stock agreement between Mr. Welch and Harveys dated May 26, 2000 and a stockholders agreement dated February 2, 1999 among Harveys, Colony HCR Voteco, Colony Investors III and certain other security holders of Harveys.

Change of Control Plan

         The Harveys' Change of Control Plan provides for certain benefits in the event (i) executive officers of Harveys (other than those composing the Office of the Chief Executive Officer) are terminated as a result of a change of control, (ii) the position of certain members of senior management has been restructured to involve demotion or other diminution of duties or responsibilities as a result of a change of control, or (iii) the compensation of certain members of senior management is materially reduced in anticipation of, or within 2 years after, a change of control. If such termination occurs, the Change of Control Plan provides for continuation of salary and benefits for a period of 24 to 36 months and, if applicable, (i) a lump sum payout at maximum of the sums payable to such participant for that year under the Management Incentive Plan and (ii) additional vesting credit under the Supplemental Executive Retirement Plan. Additionally, if following a change of control the Management Incentive Plan is terminated or amended to adversely affect a participant of the Management Incentive Plan, then such participant is entitled to receive a lump sum payout at maximum for the fiscal year during which the termination or amendment occurred. Unless otherwise provided, the benefits payable under the Change of Control Plan will be offset by or will offset any severance benefits payable under an individual's employment agreement with Harveys.

Compensation Committee Interlocks And Insider Participation

         Harveys' board of directors has no compensation committee, however, during fiscal year 2000, John R. Bellotti, Senior Vice President of Human Resources, and Mark Hedstrom, Chief Financial Officer of Colony Capital and a nonvoting observer on the board of directors, reviewed executive officer compensation and made recommendations concerning executive officer compensation to Thomas J. Barrack, Jr., the Chairman of the Board.


                    WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the information requirements of the Securities Exchange Act and in accordance therewith file reports and other information with the Securities and Exchange Commission. Such reports and other information may be read and copied at the following locations:

 Public Reference Room     New York Regional Office     Chicago Regional Office
       Room 1024             7 World Trade Center           Citicorp Center
    Judiciary Plaza               Suite 1300                  Suite 1400
450 Fifth Street, N.W.        New York, NY 10048        500 West Madison Street
Washington, D.C. 20549                                     Chicago, IL 60661

         You also may obtain copies of this information by mail from the Public Reference Room of the Securities and Exchange Commission at prescribed rates. Further information on the operation of the Securities and Exchange Commission's Public Reference Room can be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

         The Securities and Exchange Commission also maintains an Internet web site that contains reports, proxy statements and other information about issuers, such as Harveys, who file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.



                                                                        ANNEX A
                                                                        -------

                          STOCK PURCHASE AGREEMENT




                                  attached